Freeport-McMoRan Announces Successful
Completion of Transaction with the Government of Indonesia,
Marking the Beginning of a New Partnership

PHOENIX, AZ, December 21, 2018 - Freeport-McMoRan Inc. (NYSE: FCX) announced today the completion of its transaction with the Indonesian government regarding PT Freeport Indonesia’s (PT-FI) long-term mining rights and share ownership.
FCX expects its share of future cash flows of the expanded PT-FI asset base, combined with the cash proceeds received in the transaction, to be comparable to its share of anticipated future cash flows under PT-FI’s previous Contract of Work and joint venture arrangements with Rio Tinto (Joint Venture).
Richard C. Adkerson, Vice Chairman of the Board, President and Chief Executive Officer, said, "The completion of this transaction reflects the culmination of a multi-year process to accomplish a ‘win/win’ outcome for all parties. This landmark event establishes the beginning of a new long-term partnership between FCX and the Republic of Indonesia.  Under the leadership of President Joko Widodo and the Ministry of Energy and Mineral Resources, the Ministry of Finance, the Ministry of Environment and Forestry, the Ministry of State Owned Enterprises and BKPM (Indonesia’s Investment Board), and with support from the provincial and regional governments, we have developed a new structure that will bring greater benefits to the people of Indonesia while providing investment certainty for FCX’s major investments in Indonesia.
“Both FCX and the Government of Indonesia take pride in what we have accomplished together at the Grasberg operation in Papua, which has been developed into one of the world’s largest copper and gold mining assets. We look forward to a future of enhanced long-term stability for PT-FI’s operations, the continued application of best practices for environmental management and to providing greater benefits to the people of Papua, to the Republic of Indonesia and to local employees, suppliers and contractors while generating attractive returns for our shareholders."

COMPLETION OF DIVESTMENT TRANSACTION
PT Indonesia Asahan Aluminium (Persero) (PT Inalum), a state-owned enterprise that is wholly owned by the Indonesian government, completed the previously announced $3.5 billion cash acquisition of all of Rio Tinto's interests associated with its joint venture with PT-FI (Joint Venture), and the $350 million cash acquisition of 100 percent of FCX's interests in PT Indonesia Papua Metal dan Mineral (formerly known as PT Indocopper Investama), which owns 9.36 percent of PT-FI.

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In connection with the transaction, the Joint Venture interests are being merged into PT-FI in exchange for a 40 percent share ownership in PT-FI.  As a result, PT Inalum and the provincial/regional government’s share ownership of PT-FI approximates 51.2 percent of PT-FI and FCX's share ownership approximates 48.8 percent.
The arrangements provide for FCX and the pre-transaction PT-FI shareholders to retain the economics of the revenue and cost sharing arrangements under the Joint Venture.  As a result, FCX’s economic interest in PT-FI is expected to approximate 81.28 percent through 2022.  FCX will continue to manage the operations of PT-FI.

EXTENSION OF MINING RIGHTS
The Government of Indonesia has granted PT-FI a new special mining license (IUPK) to replace PT-FI’s Contract of Work, enabling PT-FI to conduct operations in the Grasberg minerals district through 2041.  Under the terms of the IUPK, PT-FI has been granted an extension of mining rights through 2031, with rights to extend mining rights through 2041 subject to PT-FI completing the construction of a new smelter and fulfilling its defined fiscal obligations to the Indonesian government.
PT-FI has committed to construct a new smelter in Indonesia within five years of the closing of today’s transaction.  PT-FI is initiating front-end engineering and design and intends to pursue financing, commercial and potential partner arrangements for this project.  The economics for PT-FI’s share of the new smelter will be borne by PT-FI’s shareholders according to their respective ownership percentages.
The fiscal terms are set forth for the term of the IUPK through 2041.  The key fiscal terms include a 25 percent corporate income tax rate, a 10 percent profits tax on net income and royalties of 4 percent for copper and 3.75 percent for gold.
The IUPK and related documentation provide legal assurances and investment protections for PT-FI and FCX.
PT-FI and Indonesia’s Ministry of Environment and Forestry (the MOEF) have established a new framework for continuous improvement, including initiatives that PT-FI will pursue to increase tailings retention and to evaluate large-scale beneficial uses of tailings within Indonesia. The MOEF has issued a new decree that incorporates various initiatives and studies to be completed by PT-FI that would target continuous improvement in a manner that would not impose new technical risks or significant long-term costs to PT-FI’s operations. The new framework enables PT-FI to maintain compliance with site-specific standards and provides for ongoing monitoring by the MOEF.
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world’s largest publicly traded copper producer.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX’s website at “fcx.com.”

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations relating to FCX’s economic interest in PT-FI through 2022, PT-FI’s development, financing, construction and completion of a new smelter in Indonesia, PT-FI’s compliance with environmental standards under the new framework established by the MOEF, and FCX’s share of future cash flows of the expanded PT-FI asset base. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; production rates; potential inventory adjustments; potential impairment of long-lived mining assets; the potential effects of violence in Indonesia generally and in the province of Papua; industry risks; regulatory changes; political risks; labor relations; weather- and climate-related risks; environmental risks; litigation results (including the outcome of Cerro Verde’s royalty dispute with the Peruvian national tax authority); and other factors described in more detail in Part I, Item 1A. “Risk Factors” of FCX’s annual report on Form 10-K for the year ended December 31, 2017, and Part II, Item 1A. “Risk Factors” of FCX’s subsequent quarterly reports on Form 10-Q, filed with the SEC.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and

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costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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